                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 23, 2002


                              Quanta Services, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


           1-13831                                       74-2851603
   (Commission File Number)                 (IRS Employer Identification Number)


                       1360 Post Oak Boulevard, Suite 2100
                              Houston, Texas 77056
          (Address of principal executive offices, including zip code)


                                  713-629-7600
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report.)

Item 5. Other Events

     On December 23, 2002, Quanta Services, Inc., a Delaware corporation ("Quanta"), issued a press release announcing the purchase by First Reserve Fund IX, L.P., a Delaware limited partnership ("First Reserve") of 2,430,741 shares of Quanta's Series E Preferred Stock (the "Series E Preferred Stock") for $30.00 per share. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Quanta issued the Series E Preferred Stock pursuant to a Securities Purchase Agreement dated October 15, 2002 (the "Purchase Agreement") between Quanta and First Reserve, as amended by Amendment No. 1 to Securities Purchase Agreement (the "Amendment") on December 6, 2002. Quanta previously filed the Purchase Agreement and the Amendment as exhibits to Forms 8-K filed on October 22, 2002 and December 11, 2002 respectively.

     Each share of Series E Preferred Stock will, upon stockholder approval, be convertible into ten shares of Common Stock. Quanta has scheduled a special stockholders' meeting for December 27, 2002 at which its stockholders will be asked to approve, among other things, the convertibility of the Series E Preferred Stock.

     Pursuant to the Purchase Agreement, First Reserve previously purchased 8,666,666 shares of Common Stock from Quanta at a purchase price of $3.00 per share on October 15, 2002.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements: None.

(b)  Pro Forma Financial Information: None.

(c)  Exhibits:

     Exhibit No.                              Document
     -----------                              --------
         99.1           Press Release of Quanta Services, Inc. dated December 23, 2002.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      QUANTA SERVICES, INC.

                                      By:      /s/ Dana A. Gordon
                                         ---------------------------------------
                                              Dana A. Gordon
                                              Vice President and General Counsel

December 24,  2002



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                                  EXHIBIT INDEX

     Exhibit No.                              Document
     -----------                              --------
         99.1           Press Release of Quanta Services, Inc. dated December 23, 2002.




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